UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012

China Electronics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152535	98-0550385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Building G-08, Guangcai Market, Foziling West Road, Lu’an City, Anhui Province, PRC	237001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-86-564-3224888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01 Entry into a Material Definitive Agreement

During the period from July 15, 2010 to August 17, 2010 China Electronics Holdings, Inc. (the “Company”) consummated a series of private placements of its common stock and warrants to purchase its common stock. Hunter Wise Securities, LLC acted as the lead placement agent and American Capital Partners, LLC (“ACP”) acted as co-placement agent of the private placement.

In connection with the private placements, the Company agreed to file a registration statement under the Securities Act of 1933, as amended, for the resale of the shares of common stock sold in the private placements and the shares of common stock issuable upon exercise of the warrants sold in the private placements (the “Resale Registration Statement”) and agreed to pay the investors specified amounts as liquidated damages if it failed to file the Resale Registration Statement, or if the Resale Registration Statement was not declared effective, within specified periods of time.

On July 18, 2012, the Company entered into an Amended and Restated Settlement Agreement (the “Amended Settlement Agreement”) with ACP, as representative of the investors named therein, and certain individual investors in settlement of certain claims for liquidated damages arising from the Company’s failure to timely file and prosecute to effectiveness the Resale Registration Statement.  The Amended Settlement Agreement is intended to amend, restate and replace, in its entirety, the original settlement agreement by and between the Company and ACP dated December 6, 2011.

Under the terms of the Amended Settlement Agreement, the Company, which had previously paid $131,250 in settlement of the liquidated damage claims, agreed to pay an additional $131,250 in complete satisfaction of such claims to an escrow agent for disbursement to the investors in installments with a final payment on or before August 31, 2012, against receipt of a release from ACP and the investors of all claims for liquidated damages under the subscription agreements entered into in connection with the private placements and a waiver by ACP and the investors of any registration rights, or other right to receive damages or otherwise declare an event of default, under those subscription agreements.

The foregoing summary of the terms of the Amended Settlement Agreement is qualified in its entirety by the complete terms of the Amended Settlement Agreement which is being filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Amended and Restated Settlement Agreement dated as of July 18, 2012 by and among the Company, American capital Partners, LLC and the investors listed on Schedule A annexed thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRONICS HOLDINGS, INC.

Date: August 8, 2012	By:	/s/ Hailong Liu
Name: Hailong Liu
President, Chief Executive Officer and
Chief Financial Officer